UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010
HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
549 Baltic Way
Sunnyvale, California 94089

(Address, including zip code, of principal executive offices)
(408) 542-2500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On May 6, 2010, Harmonic Inc., a Delaware corporation (“Harmonic” or the “Registrant”), Orinda Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Harmonic (“Merger Sub One”), Orinda Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Harmonic (“Merger Sub Two”), Omneon Inc., a Delaware corporation (“Omneon”), and Shareholder Representative Services LLC, as representative (the “Representative”) entered into an Agreement and Plan of Reorganization (the “Agreement”), pursuant to which Harmonic has agreed to acquire all of the outstanding equity securities of Omneon for (i) $190 million in cash, without interest, net of Omneon’s cash, cash equivalents and restricted cash, plus the aggregate exercise price of vested stock options of Omneon outstanding as of the effective time of the First Step Merger, and subject to further adjustment based on Omneon’s cash and working capital position at the time of closing, and (ii) 17,128,176 shares of Harmonic common stock (together, the “Merger Consideration”), which represents an enterprise value as of May 5, 2010 of approximately $274 million. The Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub One will merge with and into Omneon (the “First Step Merger”), with Omneon continuing as the surviving corporation. Subject to certain conditions set forth in the Agreement, as soon as practicable following the First Step Merger, Omneon, as the surviving corporation in the First Step Merger, will merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving company and wholly owned subsidiary of Harmonic (the “Second Step Merger” and together with the First Step Merger, the “Merger”).
     Pursuant to the Agreement, unvested stock options and unvested restricted stock units of Omneon that are outstanding as of the effective time of the First Step Merger shall be converted into stock options or restricted stock units of Harmonic at an exchange ratio that is calculated in accordance with the terms of the Agreement. Any vested stock options of Omneon outstanding as of the effective time of the First Step Merger, and any vested restricted stock units of Omneon outstanding as of the effective time of the First Step Merger that vest in connection with the Merger, shall be cancelled and converted automatically into the right to receive, (a) in the case of vested stock options, an amount equal to the positive spread, if any, obtained by subtracting the exercise price of such vested stock option from the portion of the Merger Consideration payable on the shares of Omneon’s common stock subject to such vested stock option in accordance with the Agreement, and (b) in the case of outstanding vested restricted stock units, the portion of the Merger Consideration payable on the shares of Omneon’s common stock subject to such vested restricted stock units in accordance with the Agreement.
     The Agreement contains customary representations and warranties of each of Harmonic and Omneon. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosure schedules that the parties have exchanged in connection with the execution of the Agreement, (2) are subject to the materiality standards set forth in the Agreement, which may differ from what may be viewed as material by investors, (3) in certain cases, were made as of a specific date, and (4) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Agreement.
     Pursuant to the Agreement, following the consummation of the Merger, securityholders of Omneon have agreed to indemnify Harmonic, its officers, directors, affiliates, employees, agents and representatives for any losses related to certain matters, including, among other things, inaccuracies, misrepresentations and breaches of representations or warranties of Omneon contained in the Agreement or any related certificates or other instruments delivered by or on behalf of Omneon, any failure by

Omneon to perform or comply with any covenant applicable to it contained in the Agreement or any related certificates or other instruments delivered by or on behalf of Omneon, and for other customary matters. As partial security for such indemnification obligations, the parties to the Agreement agreed that, at the closing of the Merger, approximately $21,375,000 in cash and 1,926,920 shares of Harmonic common stock shall be deposited into an escrow fund.
     The Agreement contains customary covenants of Harmonic and Omneon, including, among other things, a covenant by Omneon to conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted during the interim period between the execution of the Agreement and consummation of the Merger and not to engage in certain kinds of transactions during such period. Omneon has also agreed not to (i) solicit proposals relating to alternative business combination transactions contemplated by the Agreement or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide nonpublic information in connection with any alternative transaction proposals.
     The Agreement contemplates that Harmonic will submit to the California Commissioner of Corporations an application for a permit pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968 so that, if approved, the issuance of Harmonic common stock as part of the Merger Consideration would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).
     The closing of the Merger is subject to customary closing conditions, including, among other things, (i) approval of Omneon’s stockholders, (ii) receipt of certain regulatory approvals, (iii) the absence of any law or order prohibiting the closing, (iv) the absence of a material adverse effect with respect to the other party, (v) the accuracy, in all material respects, of the representations and warranties of the other party at the time of the closing of the Merger, and (vi) compliance in all material respects by the other party with its covenants.
     The Agreement contains certain termination rights for both Harmonic and Omneon, including a fiduciary termination right on the part of Omneon, and includes provisions requiring Omneon to pay Harmonic a termination fee under certain circumstances.
     The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur in the third quarter of calendar year 2010.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which Harmonic intends to file with the Securities and Exchange Commission.
     In connection with the parties’ entry into the Agreement, certain of the directors, executive officers and significant stockholders of Omneon (the “Voting Parties”) have each entered into voting agreements with Harmonic pursuant to which they have agreed to vote their Omneon capital stock in favor of the Merger and to certain restrictions on the disposition of such Omneon capital stock, subject to the terms and conditions contained therein. The Voting Parties own approximately 66% of the outstanding capital stock of Omneon. Pursuant to the terms of such voting agreements, the voting agreements will terminate concurrently with any termination of the Agreement.

Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Agreement contemplates that Harmonic will submit to the California Commissioner of Corporations an application for a permit pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968 so that, if approved, the issuance of Harmonic common stock as part of the Merger Consideration would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act.
Cautionary Note Regarding Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which statements include those regarding the expected closing date of the Merger, and the expectation that Harmonic will submit to the California Commissioner of Corporations an application for a permit pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968 so that, if approved, the issuance of Harmonic common stock as part of the Merger Consideration would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements and include, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are based on the current expectations or beliefs of management of Harmonic and are subject to uncertainty and changes in circumstances that, if they were to never materialize or prove incorrect, could cause actual results to differ materially from those projected, expressed or implied in the forward-looking statements. Factors that could cause Harmonic’s actual results or outcomes to be materially different from those anticipated in this Current Report on Form 8-K include among others, the inability to obtain necessary regulatory approvals for the Merger or to obtain them on acceptable terms; the failure of Harmonic to secure the issuance of a permit pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968 in connection with the issuance of its common stock; the risk that the Agreement is terminated; and the inability of Harmonic or Omneon to satisfy the conditions to the closing of the Merger. All forward-looking statements included in this Current Report on Form 8-K are based on information available to Harmonic on the date thereof, and Harmonic assumes no obligation to update any such forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2010	HARMONIC INC.
	By:	/s/ Robin N. Dickson
Robin N. Dickson
Chief Financial Officer